SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         September 25, 2013
                           Date of Report
                (Date of Earliest Event Reported)

               DELVERTON RESORTS INTERNATIONAL INC.
       (Exact Name of Registrant as Specified in its Charter)

                 CREEKWALK ACQUISITION CORPORATION
       (Former Name of Registrant as Specified in its Charter)

Delaware                     000-54979                   46-3481302
(State or other       (Commission File Number)         (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)

                      A14 Le Quy Don Street
                        Phan Thiet City
                  Binh Thuan Province, Vietnam
             (Address of Principal Executive Offices)

                       215 Apolena Avenue
                Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                      011 84 062 3739286
                (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 26, 2013, Delverton Resorts International Inc. (formerly Creekwalk Acquisition Corporation) (the "Registrant" or the "Company") issued 5,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 90.9% of the total outstanding 5,500,000 shares of common stock as follows:

               3,000,000 Kirill Neklyudov
               1,000,000 Anna Neklyudova
               1,000,000 Mark Canevari

     With the issuance of the 5,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On September 25, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 21, 2013 and amended August 26, 2013 as supplemented by the information contained in this report.

    The Registrant is designed to develop as a residential, hospitality and entertainment developer through merger with an existing company, Delverton Vietnam Co., Ltd, or through independent development. Delverton Vietnam has developed plans for an initial project to be a 247 acre multi-purpose development in the Mui Ne area of Southeast Vietnam. The project is proposed to include two luxury hotels one of which is designed with 250 rooms, 250 single family type vacation residences for individual sale, specialty restaurants and a spa facility. The proposed property is bordered to the south by a 3,000' beachfront. The area development is intended to include a 100-acre entertainment park which would include a water park, bowling center, arcade games, cinema and other entertainment and amusement rides and activities. As a public company, the Company intends to raise the funds to develop this project.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On September 25, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On September 25, 2013, James McKillop resigned as the Registrant's vice president and director.

    On September 25, 2013, the following individuals were named as directors of the Registrant:

              Kirill Neklyudov
              Mark Canevari
              Nguyen Thi Uyen Linh
              Anna Neklyudova

    On September 25, 2013, the following individuals were appointed to the offices of the Registrant as listed below:

              Kirill Neklyudov              President
              Mark Canevari                 Vice President, General Manager
              Nguyen Thi Uyen Linh          Secretary
              Anna Neklyudova               Treasurer

    Kirill Neklyudov is Russian born, fluent in both Russian and English and resides in Hong Kong. Mr. Neklyudov received his MBA from Kingston University in 2006 and BS degree in electronics and automation from Moscow State University in 1999. In 2004, Mr. Neklyudov became the CEO of the Delverton Group, Inc., BVI. In 2006, a subsidiary of Delverton Group, Inc. BVI was created in Vietnam, Delverton Vietnam Co., Ltd., for the purpose of developing a multi-purpose resort and residential complex. Mr. Neklyudov is the president of Delverton Vietnam. In addition, Mr. Neklyudov serves as the CEO of Group Of Company, CTTH, registered in China, which supplies products for hotel outfitting including lighting, furnishings, flooring, wall coverings, appliances, etc.

    Mark Canevari is American born and resides in Vietnam. Mr. Canevari received his MBA degree from Phoenix University in 1984 and the ASTM
Level III Certification for Ultrasound, Liquid Penetrate, and Eddy Current Non-Destructive Testing Standards in 1988 from the Don Bosco Technical Institute. Mr. Canevari worked extensively in the construction industry beginning in 1995 with his main focus on new residential homes tracts, including some light commercial structures and golf courses. Beginning in 2007, Mr. Canevari left the construction industry and relocated to China to serve as a consultant to the Chinese Women's Professional Golf Tour, which he had founded in 2003. In 2011, Mr. Canevari joined Delverton Vietnam as Vice Chairman General Director responsible for operations and implementation of the development of the resort complex.

    Nguyen Thi Uyen Linh is Vietnamese born and fluent in Vietnamese and English. Ms. Linh received a BA degree from the University of Technology, Ho Chi Minh City in 2000 and holds several hotelier accreditations in hospitality and management. From 2001 to 2010, Ms. Linh served as the Front Office Manager for a local 4-star hotel under the Accor Hotel Group brand. Since 2010, Ms. Linh has served as the Executive Office Manager at Delverton Vietnam.

    Anna Neklyudova is Russian born, fluent in Russian and English and resides in Hong Kong. Mrs. Neklyudova received her BA degree in Economics from State Mountain Academy of Ukraine in 1998 and her BS degree in Psychology from St. Petersburg State University in 2008. Mrs. Neklyudova also graduated from
Gelos Antiques Art Examination Institute, Moscow, in 2009, and holds History of Art and Antiques Experts International Qualifications. In 2006, Mrs. Neklyudova created Elite Home, a Russian registered company providing interior decorating services. In 2010, Mrs. Neklyudova created Astarta Ventures Corp, a BVI company, as the parent company of Elite Home. Mrs. Neklyudova is the wife of Kirill Neklyudov.

                           SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    DELVERTON RESORTS INTERNATIONAL, INC.


Date: September 26, 2013            /s/ Kirill Neklyudov
                                        President